UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________________________________________________________________________________________
FORM 8-K
 _______________________________________________________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 17, 2024
 ______________________________________________________________________________________________________________________________
Huntington Bancshares Incorporated
(Exact name of registrant as specified in its charter)
 _______________________________________________________________________________________________________________________________

Maryland	1-34073	31-0724920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Registrant's address: 41 South High Street, Columbus, Ohio 43287
Registrant’s telephone number, including area code: (614) 480-2265
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 _______________________________________________________________________________________________________________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of exchange on which registered
Depositary Shares (each representing a 1/40th interest in a share of 4.500% Series H Non-Cumulative, perpetual preferred stock)	HBANP	NASDAQ
Depositary Shares (each representing a 1/1000th interest in a share of 5.70% Series I Non-Cumulative, perpetual preferred stock)	HBANM	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 6.875% Series J Non-Cumulative, perpetual preferred stock)	HBANL	NASDAQ
Common Stock—Par Value $0.01 per Share	HBAN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§24012b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 17, 2024, at the 2024 Annual Meeting of Shareholders of Huntington Bancshares Incorporated (Huntington), Huntington’s shareholders approved the 2024 Long-Term Incentive Plan (the “2024 Plan”). The 2024 Plan provides for grants of stock options, restricted stock, restricted stock units, stock appreciation rights, deferred stock units, long-term performance awards and other stock-based awards. The 2024 Plan reserves for issuance of a maximum of 38,800,000 shares of Huntington’s common stock. The board of directors approved the 2024 Plan subject to shareholder approval. Shareholder approval was obtained in order to comply with the applicable requirements of The Nasdaq Stock Market, Inc. Shareholder approval is also necessary under the federal income tax rules with respect to the qualification of incentive stock options. Additional details about the 2024 Plan are set forth in Huntington’s definitive Proxy Statement filed on March 7, 2024.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 17, 2024, the following matters were voted upon and approved by the shareholders of Huntington at its 2024 Annual Meeting of Shareholders:
Proposal 1 – Election of directors

Nominee	For	Against	Abstentions	Broker Non-Votes
Alanna Y. Cotton	1,093,869,480	4,927,490	2,319,810	149,914,511
Ann B. Crane	1,069,348,439	29,813,219	1,955,122	149,914,511
Rafael A. Diaz-Granados	1,091,364,182	7,716,375	2,036,223	149,914,511
Gina D. France	1,067,153,483	32,120,742	1,842,555	149,914,511
J. Michael Hochschwender	1,083,021,752	15,872,261	2,222,767	149,914,511
John C. Inglis	1,091,584,003	7,380,630	2,152,146	149,914,511
Richard H. King	1,091,552,913	7,354,029	2,209,838	149,914,511
Katherine M. A. Kline	1,084,177,621	15,100,656	1,838,503	149,914,511
Richard W. Neu	1,048,933,284	50,213,433	1,970,063	149,914,511
Kenneth J. Phelan	1,082,794,319	16,100,611	2,221,850	149,914,511
David L. Porteous	1,035,005,476	62,897,892	3,213,413	149,914,511
Teresa H. Shea	1,094,207,400	4,964,400	1,944,979	149,914,511
Roger J. Sit	1,082,900,793	16,038,906	2,177,082	149,914,511
Stephen D. Steinour	1,040,224,013	58,418,204	2,474,564	149,914,511
Jeffrey L. Tate	1,091,684,524	7,362,785	2,069,471	149,914,511
Gary Torgow	1,087,213,244	11,491,537	2,411,999	149,914,511

Proposal 2 – Approval, on an advisory, non-binding basis, of the compensation of executives as described in the proxy materials.

For	Against	Abstentions	Broker Non-Votes
952,460,215	143,456,241	5,200,324	149,914,511

Proposal 3 – Ratification of the appointment of PwC as our independent registered public accounting firm for 2024.

For	Against	Abstentions	Broker Non-Votes
1,236,925,293	11,893,245	2,212,754	—

Proposal 4 – Approval of the Huntington Bancshares Incorporated 2024 Long-Term Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
1,059,309,801	38,209,505	3,597,474	149,914,511

Item 9.01 Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit No.	Description

10.1	Huntington Bancshares Incorporated 2024 Long-Term Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date:	April 19, 2024	By:	/s/ Marcy C. Hingst

Marcy C. Hingst
General Counsel